Exhibit 10.4
SECOND AMENDMENT
TO
LIMITED PARTNERSHIP AGREEMENT
OF
ANSONIA APARTMENTS, L.P.
     THIS SECOND AMENDMENT (“Amendment”) amends the Limited Partnership Agreement of Ansonia Apartments, L.P. (the “Partnership”) dated November 25, 1997 (the “Partnership Agreement”) between Tarragon Development Company LLC (“Tarragon”), a Delaware limited liability company, successor by merger to PB Acquisition Corp., a Nevada corporation (“PB”), as general partner, and Ansonia, LLC, a New York limited liability company (“ALLC”), and Richard S. Frary, individually, as limited partners, effective as of November 30, 2005.
     In consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the partners do hereby agree to amend the Partnership Agreement in the following respects:
     1. Admission of General Partner.
     Effective as of the date hereof, PB has merged with and into Tarragon, with Tarragon being the surviving entity, and as a result of such merger Tarragon has become the general partner of the Partnership with all of the rights, powers, privileges, duties, responsibilities, liabilities and obligations of the general partner under the Partnership Agreement, effective as of the effective date of the merger.
     2. Admission of Limited Partner.
     Effective as of the date hereof, Richard Frary has become a limited partner of the Partnership with all of the rights, powers, privileges, duties, responsibilities, liabilities and obligations of a limited partner under the Partnership Agreement, effective as of the effective date of the merger.
     3. Section 3.2.2. Section 3.2.2 of the Partnership Agreement is hereby deleted in its entirety, and the following is substituted therefore:
     3.2.2 Even if authorized by Section 3.1, the General Partner shall have no authority to do any of the following on behalf of the Partnership without the prior approval of ALLC for so long as (x) ALLC is a Limited Partner herein and (y) Robert P. Rothenberg, a member of ALLC, personally remains a member of ALLC (the following are hereinafter referred to as “Major Decisions”):
     (a) purchase, sell, lease or otherwise acquire an interest in real property;
     (b) obtain, increase, modify, consolidate, guarantee or extend any loan or other obligation, whether secured or unsecured, affecting the Partnership; provided, however, that the General Partner may, without the approval of ALLC (i) refinance any loan at maturity thereof, (ii) refinance a loan prior to maturity thereof if the new loan will be make by a third party, institutional lender, or (iii) refinance a recourse obligation of the Partnership with a non-recourse obligation or refinance a recourse obligation with a recourse obligation in an equal or lesser principal amount;

     (c) admit a new or substitute partner to the Partnership;
     (d) change the business plan of the Partnership or do any act in contravention of this Agreement or which would make it impossible or unreasonably burdensome to carry on the business of the Partnership;
     (e) dissolve, liquidate or otherwise terminate the Partnership;
     (f) merge or consolidate the Partnership with any other entity;
     (g) file a petition in bankruptcy, seek the appointment of a receiver or make an assignment for the benefit of creditors on behalf of the Partnership or take any similar action under any state insolvency law or acquiesce in the taking of any such action by any Partner hereunder in respect of the Partnership; or
     (h) amend this Agreement or the Certificate of Limited Partnership.
     In addition, the annual budgets for the properties owned by the Partnership and any material changes in such budgets shall be submitted to ALLP for its review, input and reasonable approval.
     4. Contribution and Adjustment of Interests. Tarragon has on even date herewith contributed additional properties to the Partnership, with the consent of all of the partners, and as a result of such contribution the percentage interests of the partners in the Partnership shall be as follows, effective as of the effective date of the merger:

Tarragon	89.44%
ALLP	10.27%
Richard Frary	.29%
     5. Partnership Agreement. The Partnership Agreement, except as amended hereby, remains in full force and effect.
     6. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same agreement.
[SIGNATURES APPEAR ON NEXT PAGE]

     IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of the date first above written.

GENERAL
PARTNER:	TARRAGON DEVELOPMENT COMPANY LLC, a Delaware limited liability company, successor by merger to PB ACQUISITION CORP., a Nevada corporation
By: Tarragon Corporation, a Nevada corporation, its Managing Member

	By:	/s/ Kathryn Mansfield
Kathryn Mansfield
Executive Vice President & Secretary

LIMITED PARTNERS:	ANSONIA LLC, A New York limited liability company
	By:	/s/ Robert P. Rothenberg
Robert P. Rothenberg
Member Manager

	By:	/s/ Richard S. Frary
Richard S. Frary
Member Manager

	By:	/s/ Joel Mael
Joel Mael
Member Manager

/s/ Richard S. Frary
Richard S. Frary, individually

3